Exhibit 10.2

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is dated as of _______________, 20___ and is entered into between Penske Automotive Group, Inc., a Delaware corporation (the “Company”), and _________________ (the “Participant”).

WHEREAS, the Company is granting the Participant restricted shares (the “Shares”) of voting common stock, par value $0.0001 per share (the “Common Stock”), of the Company, on the terms and conditions set forth herein and in the Company’s 2020 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

NOW, THEREFORE, the parties hereby agree:

1.  Defined Terms.  Capitalized terms used in this Agreement and not specifically defined herein shall have the respective meanings ascribed thereto in the Plan.  In the event of any inconsistency between the Agreement and the Plan, the terms of the Plan shall govern. The terms of the Plan are incorporated into this Agreement and the Common Stock issued hereunder are subject to the provisions of the Plan.

In the event that the outstanding securities of any class then comprising the Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or any other adjustment is made as provided in Section 13(a) of the Plan, then, unless the Committee shall determine otherwise, the terms "Common Stock" or "Shares" shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the Shares, or into or for which the Shares are so increased, decreased, exchanged or converted.

Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators or personal representatives, the world “Participant” shall be deemed to include such person or persons.

2.  Authority. The Shares issuable to the Participant pursuant to this Agreement will be issued pursuant to the authority granted under the Plan (which has been provided to Participant), and are subject to the terms and conditions of the Plan.  The interpretation and construction by the Committee of the Plan, this Agreement and such rules and interpretations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Participant.

3.  Grant of Restricted Stock. The Company hereby grants to Participant _____restricted Shares.  The Shares will be restricted by being subject to vesting and non-transferability as hereafter provided in this Agreement and shall be subject to such limitations on transfer as are contained in the Plan, the federal and state securities laws applicable to the Shares or any other limitations on transferability as may be imposed by the Company or applicable law.

4.  Risk of Forfeiture. The Shares will be subject to a substantial risk of forfeiture. The Participant must be in Continuous Employment (as defined below) on the vesting dates set forth below in order to vest in the ownership of the Shares. If the Participant's Continuous Employment is terminated for any reason prior to the vesting dates as to any Shares, those Shares shall revert to the Company. Notwithstanding the foregoing, the Committee may, prior to, or no later than thirty (30) days after, the Participant’s termination date, approve the vesting of some or all of the Shares that would otherwise be forfeited and in such event, the date of the Committee’s determination shall be deemed the vesting date. This Agreement is not an employment agreement and shall not confer on the Participant any right to be retained in the employment of the Company or any of subsidiary of the Company.

For purposes of this Agreement, “Continuous Employment” means that the Participant’s employment or service with the Company or an Affiliate (whether as an employee, officer, director or other Company Contributor) is not interrupted or terminated.  Unless otherwise determined by the Committee, the Participant’s employment or service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate.  For example, an employee Participant who terminates employment from the Company and immediately thereafter becomes a consultant to the Company shall not be considered to have a break in Continuous Employment.  However, Continuous Employment will end with respect to Participants employed by or in the service of an Affiliate on the date such entity ceases to be an Affiliate of the Company.  The Committee may determine whether Continuous Employment shall be considered interrupted or suspended in the case of any leave of absence, including sick leave, military leave or any other personal leave, except to the extent prohibited by law.

5.  Restriction on Transfer. Until the Participant vests in the Shares, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered in any manner.

6.  Vesting of Shares.  Subject to the restrictions set forth herein and in the Plan, the Shares shall vest:

___% on ________, 20_____% on ______, 20__

___% on ________, 20_____% on ______, 20__

7.  Voting. Unless the Committee shall determine otherwise, the Participant shall be entitled to exercise any voting rights with respect to the Shares and receive any dividends paid with respect thereto.

8. Taxes. (i) Section 83(b) Election. The Participant understands that the taxable income recognized by the Participant as a result of the award of Shares hereunder, and the withholding liability and required date of withholding with respect thereto, if any, will be affected by a decision by the Participant to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (an "83(b) Election"). The Participant understands and agrees that the Participant will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Shares, and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. The Participant acknowledges that the Company has urged the Participant to consult with the Participant's own tax advisor with respect to the desirability of and procedures for making an 83(b) Election with respect to the Shares, including the deadline for making such an election. The Participant agrees to submit to the Company a copy of any 83(b) Election with respect to the Shares immediately upon filing such election with the relevant taxing authority.

(ii) Withholding. By the execution of this Agreement, the Participant agrees to pay to the Company the amount of federal, state and local taxes that the Company is required to withhold and remit to the taxing authorities applicable to the Participant as a result of the transactions contemplated by this Agreement (collectively, "Taxes"). The Participant shall pay to the Company an amount equal to the Taxes the Company is required to withhold and remit as calculated by the Company in accordance with the rules and regulations of applicable taxing authorities governing the calculation of such withholding. The Participant shall make such withholding payment to the Company on the vesting date(s) or upon the Participant making an 83(b) Election. If the Participant does not make a Section 83(b) Election, the withholding can be satisfied by having the Company retain from the Shares of Common Stock having a Fair Market Value equal to the amount of the withholding obligation, with any fractional Share withheld that is not needed to pay Taxes being either settled in cash or cancelled for no consideration, as determined by the Company at the time of such withholding.

If the Participant fails or refuses to make such payment to the Company on its due date, the Participant hereby authorizes the Company, in addition to any of its other remedies, to withhold from any other compensation or payments due by the Company to the Participant an amount sufficient to pay such withholding plus interest as hereafter provided until such withholding and interest is paid in full.

9.  Change of Control.  Notwithstanding anything to the contrary herein, if a Change of Control as defined in the Plan occurs, all restriction on the Shares shall lapse and the Shares shall fully vest, provided the Participant is in Continuous Service immediately prior to the date of such Change of Control.

10.  Notice.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows: If to the Company: Penske Automotive Group, Inc., 2555 Telegraph Road, Bloomfield Hills, Michigan 48302, Facsimile: (248) 648-2515, Attn:  Shane M. Spradlin; or to such other address or to the attention of such other person as the Company shall designate by written notice to the Participant; and if to the Participant at the address set forth below or to such other address as the Participant shall designate by written notice to the company.  Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

11. Participant Acknowledgement.  By signing this Restricted Stock Agreement, the Participant acknowledges that: (a) the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Shares shall be granted, the number of Shares subject to each Restricted Stock award and the time or times when the Shares shall vest, will be at the sole discretion of the Company; (c) the Participant’s participation in the Plan is voluntary; (d) the value of these Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (e) these Shares are not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of these Shares will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Company Stock is unknown and cannot be predicted with certainty; (h) these Shares have been granted to the Participant in the Participant’s status as an employee of the Company or its Subsidiaries; and (i) there shall be no continued right of employment as a result of these Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PENSKE AUTOMOTIVE GROUP, INC.

By: ________________________

________________________

[Name of Participant]